Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter 2019 Results,
Announces Dividend Increase and Initiates 2020 Guidance

•Enhancing Long-Term Return of Capital Policy
•Increasing 2020 annual dividend from $0.12/share to $1.20/share and targeting 7-9% annual growth
•Executing current $250 million share repurchase authorization, announced Q2 2019
•Narrowing 2019 guidance and initiating 2020 financial guidance

PRINCETON, NJ - November 7, 2019 - NRG Energy, Inc. (NYSE: NRG) today reported third quarter 2019 income from continuing operations of $374 million, or $1.45 per diluted common share and Adjusted EBITDA for the third quarter of $792 million.

"In the third quarter, our integrated platform continued to deliver stable results amid a volatile summer," said Mauricio Gutierrez, NRG President and Chief Executive Officer. "We continue to execute on our disciplined capital allocation principles, including increasing the dividend and enhancing our long-term return of capital policy.”

Consolidated Financial Results a

	Three Months Ended		Nine Months Ended
($ in millions)	9/30/19	9/30/18	9/30/19	9/30/18
Income from Continuing Operations	$374	$287	$657	$553
Cash provided by Continuing Operations	$472	$407	$853	$671
Adjusted EBITDA	$792	$651	$1,593	$1,503
Free Cash Flow Before Growth Investments (FCFbG)	$433	$553	$637	$769
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center.

Segments Results

Table 1: Income/(Loss) from Continuing Operations

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/19	9/30/18	9/30/19	9/30/18
Retail	$422	$(128)	$252	$732
Generation [a]	63	574	794	255
Corporate	(111)	(159)	(389)	(434)
Income from Continuing Operations [a]	$374	$287	$657	$553
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center.

Table 2: Adjusted EBITDA

($ in millions)	Three Months Ended		Nine Months Ended
Segment	9/30/19	9/30/18	9/30/19	9/30/18
Retail	$269	$269	$662	$755
Generation [a]	524	395	938	780
Corporate	(1)	(13)	(7)	(32)
Adjusted EBITDA [b]	$792	$651	$1,593	$1,503
a. In accordance with GAAP, 2018 results have been recast to reflect the discontinued operations of the South Central Portfolio, Clearway Energy, the Renewables Platform and Carlsbad Energy Center.
b. See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations.

Retail: Third quarter Adjusted EBITDA was $269 million, consistent with third quarter in 2018, driven by margin enhancement and the acquisition of Stream Energy, offset by higher supply costs and weather.

Generation: Third quarter Adjusted EBITDA was $524 million, $129 million higher than third quarter 2018, driven by:
•Texas Region: $213 million increase due to higher realized power prices; and
•East/West1: $84 million decrease due to lower capacity revenues and lower generation volumes, driven by lower power pricing in PJM combined with 2018 asset sales and the deconsolidation of projects.

1 Includes International and Renewables

Liquidity and Capital Resources
Table 3: Corporate Liquidity

($ in millions)	09/30/19	12/31/18
Cash and Cash Equivalents	$243	$563
Restricted Cash	4	17
Total	$247	$580
Total credit facility availability	1,297	1,397
Total Liquidity, excluding collateral received	$1,544	$1,977

As of September 30, 2019, NRG cash was at $0.2 billion, and $1.3 billion was available under the Company’s credit facilities. Total liquidity was $1.5 billion, including restricted cash. Overall liquidity as of the end of the third quarter 2019 was $433 million lower than at the end of 2018 driven by share repurchases, the acquisition of Stream Energy and debt reductions executed during the period.

NRG Strategic Developments

Transformation Plan
Through the third quarter of 2019, NRG realized $401 million of its cost savings target as part of the previously announced Transformation Plan, and is on track to realize $590 million in savings in 2019. Margin Enhancement provided $53 million in uplift through the third quarter toward the $135 million 2019 target.

Petra Nova Debt Repayment
On September 27, 2019, NRG contributed $95 million to Petra Nova to prepay a significant portion of the project debt and fund operations. NRG also posted a $12 million letter of credit to cover certain project debt reserve requirements. As a result, the $124 million of financial guarantees previously provided by NRG to the project lenders have been canceled and the remaining project debt is now non-recourse to NRG.

2019 and 2020 Guidance
NRG has narrowed the range of its Adjusted EBITDA, Adjusted Cash From Operations and Free Cash Flow before Growth Investments (FCFbG) guidance for 2019 and is initiating guidance for fiscal year 2020.

Table 4: 2019 and 2020 Adjusted EBITDA, Cash from Operations, and FCFbG Guidance

	2019	2020
($ in millions)	Revised Guidance	Guidance
Adjusted EBITDA[a]	$1,900-$2,000	$1,900-$2,100
Adjusted Cash From Operations	$1,425-$1,525	$1,450-$1,650
FCFbG	$1,250-$1,350	$1,275-$1,475
a. Non-GAAP financial measure; see Appendix Tables A-8 for GAAP Reconciliation to Net Income that excludes fair value adjustments related to derivatives. The Company is unable to provide guidance for Net Income due to the impact of such fair value adjustments related to derivatives in a given year

Capital Allocation Update
Through November 7, 2019, NRG completed $1.305 billion in share repurchases at an average price of $38.75 per share and has approximately $195 million remaining under the latest $250 million share repurchase program announced on the second quarter 2019 earnings call. In total, NRG has allocated $1.5 billion of capital available for allocation to share repurchases in 2019.

On October 17, 2019, NRG declared a quarterly dividend on the Company's common stock of $0.03 per share, payable November 15, 2019, to stockholders of record as of November 1, 2019, representing $0.12 on an annualized basis. Beginning in the first quarter of 2020, NRG will increase the annual dividend to $1.20 per share and expects to target an annual dividend growth rate of 7-9 % per share.

In addition, NRG has adopted a long-term capital allocation policy that will target allocating fifty percent (50%) of FCFbG to growth investments and fifty percent (50%) to be returned to shareholders. The return of capital to shareholders is expected to be completed through the newly announced increased dividend supplemented by share repurchases.

The Company’s common stock dividend, debt reduction and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

2 As of October 31, 2019, 251,594,290 shares outstanding

Earnings Conference Call
On November 7, 2019, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors” then "Presentations & Webcasts." The webcast will be archived on the site for those unable to listen in real time.

About NRG
At NRG, we’re bringing the power of energy to people and organizations, putting customers at the center of everything we do. We generate electricity and provide energy solutions and natural gas to more than 3.5 million residential, small business, and commercial and industrial customers through our diverse portfolio of retail brands. A Fortune 500 company, operating in the United States and Canada, NRG delivers innovative solutions while advocating for competitive energy markets and customer choice, and by working towards a sustainable energy future. More information is available at www.nrg.com. Connect with NRG on Facebook, LinkedIn and follow us on Twitter @nrgenergy, @nrginsight.

Forward-Looking Statements
In addition to historical information, the information presented in this press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyberterrorism and inadequate cybersecurity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions, repowerings or asset sales, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to implement and execute on our publicly announced transformation plan, including any cost savings and margin enhancement, our ability to achieve our net debt targets, our ability to achieve investment grade credit metrics, our ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, our ability to operate our businesses efficiently, our ability to retain retail customers, our ability to realize value through our commercial operations strategy, the ability to successfully integrate businesses of acquired companies, our ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, and our ability to execute our Capital Allocation Plan. Achieving investment grade credit metrics is not an indication of or guarantee that the Company will receive investment grade credit ratings. Debt and share repurchases may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA, free cash flow and excess cash guidance are estimates as of November 7, 2019. These estimates are based on assumptions the company believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Candice Adams	Kevin L. Cole, CFA
609.524.5428	609.524.4526

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2019	2018	2019	2018
Operating Revenues
Total operating revenues	$2,996	$2,960	$7,626	$7,486
Operating Costs and Expenses
Cost of operations	2,153	2,238	5,649	5,512
Depreciation and amortization	91	99	261	331
Impairment losses	—	—	1	74
Selling, general and administrative	210	211	615	587
Reorganization costs	1	27	16	70
Development costs	1	1	5	9
Total operating costs and expenses	2,456	2,576	6,547	6,583
Gain on sale of assets	—	14	2	30
Operating Income	540	398	1,081	933
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	29	20	8	26
Impairment losses on investments	(107)	(1)	(107)	(16)
Other income, net	17	19	49	12
Loss on debt extinguishment, net	—	(19)	(47)	(22)
Interest expense	(99)	(122)	(318)	(361)
Total other expense	(160)	(103)	(415)	(361)
Income from Continuing Operations Before Income Taxes	380	295	666	572
Income tax expense	6	8	9	19
Income from Continuing Operations	374	287	657	553
(Loss)/income from discontinued operations, net of income tax	(2)	(336)	399	(272)
Net Income/(Loss)	372	(49)	1,056	281
Less: Net income attributable to noncontrolling interest and redeemable interests	—	23	1	1
Net Income/(Loss) Attributable to NRG Energy, Inc.	$372	$(72)	1,055	280
Earnings per Share Attributable to NRG Energy, Inc.
Weighted average number of common shares outstanding — basic	254	299	266	309
Income from continuing operations per weighted average common share — basic	$1.47	$0.88	$2.47	$1.79
(Loss)/income from discontinued operations per weighted average common share — basic	$(0.01)	$(1.12)	$1.50	$(0.88)
Earnings/(Loss) per Weighted Average Common Share — Basic	$1.46	$(0.24)	$3.97	$0.91
Weighted average number of common shares outstanding — diluted	256	299	268	313
Income from continuing operations per weighted average common share — diluted	$1.46	$0.88	$2.45	$1.76
(Loss)/income from discontinued operations per weighted average common share — diluted	$(0.01)	$(1.12)	$1.49	$(0.87)
Earnings/(Loss) per Weighted Average Common Share — Diluted	$1.45	$(0.24)	$3.94	$0.89

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2019	2018	2019	2018
	(In millions)
Net Income/(Loss)	$372	$(49)	$1,056	$281
Other Comprehensive (Loss)/Income
Unrealized gain on derivatives	—	5	—	$24
Foreign currency translation adjustments	(4)	(2)	(4)	$(8)
Available-for-sale securities	(14)	—	(13)	$1
Defined benefit plans	(41)	(1)	(47)	$(3)
Other comprehensive (loss)/income	(59)	2	(64)	14
Comprehensive Income/(Loss)	313	(47)	992	295
Less: Comprehensive income attributable to noncontrolling interest and redeemable noncontrolling interest	—	26	1	15
Comprehensive Income/(Loss) Attributable to NRG Energy, Inc.	$313	$(73)	$991	$280

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
(In millions, except share data)	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$243	$563
Funds deposited by counterparties	30	33
Restricted cash	4	17
Accounts receivable, net	1,376	1,024
Inventory	364	412
Derivative instruments	735	764
Cash collateral paid in support of energy risk management activities	164	287
Prepayments and other current assets	271	302
Current assets - held-for-sale	—	1
Current assets - discontinued operations	—	197
Total current assets	3,187	3,600
Property, plant and equipment, net	2,615	3,048
Other Assets
Equity investments in affiliates	405	412
Operating lease right-of-use assets, net	482	—
Goodwill	591	573
Intangible assets, net	828	591
Nuclear decommissioning trust fund	756	663
Derivative instruments	358	317
Deferred income taxes	53	46
Other non-current assets	252	289
Non-current assets - held-for-sale	—	77
Non-current assets - discontinued operations	—	1,012
Total other assets	3,725	3,980
Total Assets	$9,527	$10,628
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Current portion of long-term debt and finance leases	$302	$72
Current portion of operating lease liabilities	73	—
Accounts payable	866	863
Derivative instruments	668	673
Cash collateral received in support of energy risk management activities	30	33
Accrued expenses and other current liabilities	625	680
Current liabilities - held-for-sale	—	5
Current liabilities - discontinued operations	—	72
Total current liabilities	2,564	2,398
Other Liabilities
Long-term debt and finance leases	5,798	6,449
Non-current operating lease liabilities	500	—
Nuclear decommissioning reserve	294	282
Nuclear decommissioning trust liability	453	371
Derivative instruments	364	304
Deferred income taxes	70	65
Other non-current liabilities	1,036	1,274
Non-current liabilities - held-for-sale	—	65
Non-current liabilities - discontinued operations	—	635
Total other liabilities	8,515	9,445
Total Liabilities	11,079	11,843
Redeemable noncontrolling interest in subsidiaries	19	19
Commitments and Contingencies
Stockholders' Equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 421,859,844 and 420,288,886 shares issued and 251,985,517 and 283,650,039 shares outstanding at September 30, 2019 and December 31, 2018, respectively	4	4
Additional paid-in-capital	8,494	8,510
Accumulated deficit	(4,991)	(6,022)
Less treasury stock, at cost - 169,874,327 and 136,638,847 shares at September 30, 2019 and December 31, 2018, respectively	(4,920)	(3,632)
Accumulated other comprehensive loss	(158)	(94)
Total Stockholders' Equity	(1,571)	(1,234)
Total Liabilities and Stockholders' Equity	$9,527	$10,628

NRG ENERGY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended September 30,
(In millions)	2019	2018
Cash Flows from Operating Activities
Net Income	$1,056	$281
Income/(loss) from discontinued operations, net of income tax	399	(272)
Income from continuing operations	657	553
Adjustments to reconcile net income to cash provided by operating activities:
Distributions and equity earnings of unconsolidated affiliates	(5)	10
Depreciation, amortization and accretion	289	364
Provision for bad debts	87	57
Amortization of nuclear fuel	40	38
Amortization of financing costs and debt discount/premiums	20	21
Loss on debt extinguishment, net	47	22
Amortization of emissions allowances and out-of-market contracts	28	21
Amortization of unearned equity compensation	15	21
Gain on sale and disposal of assets	(20)	(50)
Impairment losses	108	90
Changes in derivative instruments	36	(17)
Changes in deferred income taxes and liability for uncertain tax benefits	(3)	(6)
Changes in collateral deposits in support of energy risk management activities	129	(30)
Changes in nuclear decommissioning trust liability	27	50
GenOn settlement	—	(125)
Loss on deconsolidation of Agua Caliente and Ivanpah projects	—	13
Changes in other working capital	(602)	(361)
Cash provided by continuing operations	853	671
Cash provided by discontinued operations	8	396
Net Cash Provided by Operating Activities	861	1,067
Cash Flows from Investing Activities
Payments for acquisitions of businesses	(348)	(209)
Capital expenditures	(183)	(343)
Net proceeds from notes receivable	2	—
Net proceeds from sale of emission allowances	14	24
Investments in nuclear decommissioning trust fund securities	(295)	(449)
Proceeds from the sale of nuclear decommissioning trust fund securities	271	398
Proceeds from sale of assets, net of cash disposed and sale of discontinued operations, net of fees	1,293	1,555
Deconsolidation of Agua Caliente and Ivanpah projects	—	(268)
Net contributions to investments in unconsolidated affiliates	(94)	(39)
Contributions to discontinued operations	(44)	(23)
Cash provided by continuing operations	616	646
Cash used by discontinued operations	(2)	(705)
Net Cash Provided/(Used) by Investing Activities	614	(59)
Cash Flows from Financing Activities
Payments of dividends to common stockholders	(24)	(28)
Payments for treasury stock	(1,286)	(1,000)
Payments for debt extinguishment costs	(24)	—
Distributions to noncontrolling interests from subsidiaries	(1)	(17)
Proceeds from issuance of common stock	3	15
Proceeds from issuance of short and long-term debt	2,048	995
Payment of debt issuance costs	(34)	(19)
Payments for short and long-term debt	(2,487)	(970)
Receivable from affiliate	—	(26)
Other	—	(4)
Cash used by continuing operations	(1,805)	(1,054)
Cash provided by discontinued operations	43	403
Net Cash Used by Financing Activities	(1,762)	(651)
Effect of exchange rate changes on cash and cash equivalents	—	1
Change in Cash from discontinued operations	49	94
Net (Decrease)/increase in Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash	(336)	264
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at Beginning of Period	613	1,086
Cash and Cash Equivalents, Funds Deposited by Counterparties and Restricted Cash at End of Period	$277	$1,350

Appendix Table A-1: Third Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	8	55	63	422	(111)	374
Plus:
Interest expense, net	—	6	6	1	88	95
Income tax	—	1	1	—	5	6
Depreciation and amortization	22	25	47	37	7	91
ARO Expense	3	14	17	—	—	17
Contract amortization	5	—	5	—	—	5
EBITDA	38	101	139	460	(11)	588
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	3	23	26	—	—	26
Acquisition-related transaction & integration costs	—	—	—	1	—	1
Reorganization costs	—	—	—	1	—	1
Deactivation costs	—	3	3	—	2	5
Other non recurring charges	1	(1)	—	(2)	2	—
Impairments	101	—	101	—	6	107
Mark to market (MtM) (gains)/losses on economic hedges	238	17	255	(191)	—	64
Adjusted EBITDA	381	143	524	269	(1)	792
1 Includes International, remaining renewables and Generation eliminations

Third Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	805	425	1,230	2,545	(569)	3,206
Cost of sales	302	204	506	2,011	(569)	1,948
Economic gross margin[2]	503	221	724	534	—	1,258
Operations & maintenance and other cost of operations[3]	118	121	239	103	(1)	341
Selling, marketing, general and administrative	32	11	43	161	6	210
Other expense/(income)[4]	(28)	(54)	(82)	1	(4)	(85)
Adjusted EBITDA	381	143	524	269	(1)	792
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $64 million and contract amortization of $5 million
3 Excludes deactivation costs of $5 million
4 Excludes acquisition-related transaction & integration costs of $1 million and reorganization costs of $1 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,996	—	210	—	—	3,206
Cost of operations	1,807	(5)	146	—	—	1,948
Gross margin	1,189	5	64	—	—	1,258
Operations & maintenance and other cost of operations	346	—	—	(5)	—	341
Selling, marketing, general & administrative	210	—	—	—	—	210
Other expense/(income)[1]	259	(209)	—	—	(135)	(85)
Income/(Loss) from Continuing Operations	374	214	64	5	135	792
1 Other adj. includes impairments of $107 million, acquisition-related transaction & integration costs of $1 million and reorganization costs of $1 million

Appendix Table A-2: Third Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	387	187	574	(128)	(159)	287
Plus:
Interest expense, net	—	10	10	1	105	116
Income tax	—	—	—	—	8	8
Loss on debt extinguishment	—	—	—	—	19	19
Depreciation and amortization	21	39	60	30	9	99
ARO Expense	9	4	13	—	—	13
Contract amortization	7	—	7	—	—	7
Lease amortization	—	(2)	(2)	—	—	(2)
EBITDA	424	238	662	(97)	(18)	547
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	2	25	27	—	—	27
Acquisition-related transaction & integration costs	—	—	—	1	(1)	—
Reorganization costs	1	2	3	6	18	27
Deactivation costs	—	—	—	—	3	3
Gain on sale of business	—	1	1	—	(15)	(14)
Other non recurring charges	—	1	1	—	—	1
Impairments	—	(8)	(8)	—	—	(8)
Mark to market (MtM) (gains)/losses on economic hedges	(259)	(32)	(291)	359	—	68
Adjusted EBITDA	168	227	395	269	(13)	651
1 Includes International, remaining renewables and Generation eliminations

Third Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	594	589	1,183	2,202	(480)	2,905
Cost of sales	296	262	558	1,702	(475)	1,785
Economic gross margin[2]	298	327	625	500	(5)	1,120
Operations & maintenance and other cost of operations[3]	117	117	234	89	(3)	320
Selling, marketing, general & administrative	25	30	55	144	12	211
Other expense/(income)[4]	(12)	(47)	(59)	(2)	(1)	(62)
Adjusted EBITDA	168	227	395	269	(13)	651
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $68 million and contract amortization of $7 million
3 Excludes deactivation costs of $3 million
4 Excludes gain on sale of business of $14 million, reorganization costs of $27 million and loss on debt extinguishment of $19 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	2,960	—	(55)	—	—	2,905
Cost of operations	1,915	(7)	(123)		—	1,785
Gross margin	1,045	7	68	—	—	1,120
Operations & maintenance and other cost of operations	323	—	—	(3)	—	320
Selling, marketing, general & administrative[1]	211	—	—	—	—	211
Other expense/(income)[2]	224	(234)	—	—	(52)	(62)
Income/(Loss) from Continuing Operations	287	241	68	3	52	651
1 Other adj. includes impairments of $8 million, gain on sale of business of $14 million, reorganization costs of $27 million and loss on debt extinguishment of $19 million

Appendix Table A-3: YTD Third Quarter 2019 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adj. EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	590	204	794	252	(389)	657
Plus:
Interest expense, net	—	19	19	2	281	302
Income tax	—	1	1	1	7	9
Loss on debt extinguishment	—	—	—	—	47	47
Depreciation and amortization	66	72	138	100	23	261
ARO Expense	10	20	30	—	1	31
Contract Amortization	16	—	16	—	—	16
EBITDA	682	316	998	355	(30)	1,323
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	11	80	91	—	—	91
Acquisition-related transaction & integration costs	—	—	—	1	1	2
Reorganization costs	—	1	1	4	11	16
Legal Settlement	3	8	11	—	—	11
Deactivation costs	—	11	11	—	6	17
Other non recurring charges	(1)	4	3	—	(1)	2
Impairments	101	—	101	1	6	108
Market to market (MtM) (gains)/losses on economic hedges	(237)	(41)	(278)	301	—	23
Adjusted EBITDA	559	379	938	662	(7)	1,593
1 Includes International, remaining renewables and Generation eliminations

YTD Third Quarter 2019 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,705	1,186	2,891	5,898	(1,214)	7,575
Cost of sales	723	517	1,240	4,534	(1,212)	4,562
Economic gross margin[2]	982	669	1,651	1,364	(2)	3,013
Operations & maintenance and other cost of operations[3]	378	340	718	264	(2)	980
Selling, marketing, general & administrative[4]	52	97	149	438	17	604
Other expense/(income)[5]	(7)	(147)	(154)	—	(10)	(164)
Adjusted EBITDA	559	379	938	662	(7)	1,593
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM loss of $23 million and contract amortization of $16 million
3 Excludes deactivation costs of $17 million
4 Excludes legal settlement of $11 million
5 Excludes acquisition-related transaction & integration costs of $2 million, reorganization costs of $16 million and loss on debt extinguishment of $47 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	7,626	—	(51)	—	—	7,575
Cost of operations	4,652	(16)	(74)	—	—	4,562
Gross margin	2,974	16	23	—	—	3,013
Operations & maintenance and other cost of operations	997	—	—	(17)	—	980
Selling, marketing, general & administrative[1]	615	—	—	—	(11)	604
Other expense/(income)[2]	705	(603)	—	—	(266)	(164)
Income/(Loss) from Continuing Operations	657	619	23	17	277	1,593
1 Other adj. includes legal settlement of $11 million
2 Other adj. includes impairments of $108 million, acquisition-related transaction & integration costs of $2 million, reorganization costs of $16 million and loss on debt extinguishment of $47 million

Appendix Table A-4: YTD Third Quarter 2018 Adjusted EBITDA Reconciliation by Operating Segment
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to income/(loss) from continuing operations:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Income/(Loss) from Continuing Operations	73	182	255	732	(434)	553
Plus:
Interest expense, net	—	46	46	2	301	349
Income tax	—	1	1	—	18	19
Loss on debt extinguishment	—	—	—	—	22	22
Depreciation and amortization	64	156	220	86	25	331
ARO Expense	20	12	32	—	1	33
Contract Amortization	19	1	20	—	—	20
Lease amortization	—	(6)	(6)	—	—	(6)
EBITDA	176	392	568	820	(67)	1,321
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	5	47	52	—	1	53
Acquisition-related transaction & integration costs	—	—	—	2	3	5
Reorganization costs	3	7	10	10	50	70
Legal Settlement	13	—	13	—	6	19
Deactivation costs	—	10	10	—	8	18
Gain on sale of business	—	2	2	—	(29)	(27)
Other non recurring charges	(2)	6	4	4	(4)	4
Impairments	15	87	102	—	—	102
MtM (gains)/losses on economic hedges	19	—	19	(81)	—	(62)
Adjusted EBITDA	229	551	780	755	(32)	1,503
1 Includes International, remaining renewables and Generation eliminations

YTD Third Quarter 2018 condensed financial information by Operating Segment:

($ in millions)	Texas	East/West[1]	Generation	Retail	Corp/Elim	Total
Operating revenues	1,324	1,597	2,921	5,502	(906)	7,517
Cost of sales	669	655	1,324	4,130	(895)	4,559
Economic gross margin[2]	655	942	1,597	1,372	(11)	2,958
Operations & maintenance and other cost of operations[3]	397	385	782	236	(10)	1,008
Selling, marketing, general & administrative[4]	35	116	151	385	32	568
Other expense/(income)[5]	(6)	(110)	(116)	(4)	(1)	(121)
Adjusted EBITDA	229	551	780	755	(32)	1,503
1 Includes International, remaining renewables and Generation eliminations
2 Excludes MtM gain of $62 million and contract amortization of $20 million
3 Excludes deactivation costs of $18 million
4 Excludes legal settlement of $19 million
5 Excludes gain on sale of business of $27 million, acquisition-related transaction & integration costs of $5 million, reorganization costs of $70 million and loss on debt extinguishment of $22 million

The following table reconciles the condensed financial information to Adjusted EBITDA:

($ in millions)	Condensed financial information	Interest, tax, depr., amort.	MtM	Deactivation	Other adj.	Adjusted EBITDA
Operating revenues	7,486	—	31	—	—	7,517
Cost of operations	4,486	(20)	93	—	—	4,559
Gross margin	3,000	20	(62)	—	—	2,958
Operations & maintenance and other cost of operations	1,026	—	—	(18)	—	1,008
Selling, marketing, general & administrative [1]	587	—	—	—	(19)	568
Other expense/(income) [2]	834	(726)	—	—	(229)	(121)
Income/(Loss) from Continuing Operations	553	746	(62)	18	248	1,503
1 Other adj. includes legal settlement of $19 million
2 Other adj. includes impairments of $102 million, gain on sale of business of $27 million, acquisition-related transaction & integration costs of $5 million, reorganization costs of $70 million and loss on debt extinguishment of $22 million

Appendix Table A-5: 2019 and 2018 Three Months and Nine Months Ended September 30 Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities:

	Three Months Ended
($ in millions)	September 30, 2019	September 30, 2018
Net Cash Provided by Operating Activities	472	407
Merger, integration and cost-to-achieve expenses[1]	1	27
GenOn Settlement[2]	13	132
Adjustment for change in collateral	3	27
Adjusted Cash Flow from Operating Activities	488	593
Maintenance CapEx, net	(55)	(36)
Environmental CapEx, net	—	(1)
Distributions to non-controlling interests	—	(3)
Free Cash Flow Before Growth Investments (FCFbG)	433	553

1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes pension contribution of $13 million; 2018 includes settlement consideration of $261 million, transition services credit of $28 million, and pension contribution of $12 million, less $151 million repayment of intercompany revolver loan, accrued interest and fees of $12 million, certain other balances due to NRG of $6 million

	Nine Months Ended
($ in millions)	September 30, 2019	September 30, 2018
Net Cash Provided by Operating Activities	853	671
Merger, integration and cost-to-achieve expenses[1]	19	71
Sale of Land	—	3
GenOn Settlement[2]	18	132
Adjustment for change in collateral	(120)	45
Adjusted Cash Flow from Operating Activities	770	922
Maintenance CapEx, net	(131)	(136)
Environmental CapEx, net	(2)	(1)
Distributions to non-controlling interests	—	(16)
Free Cash Flow Before Growth Investments (FCFbG)	637	769

1 2019 and 2018 includes cost-to-achieve expenses associated with the Transformation Plan announced on July 2017 call
2 2019 includes final restructuring fee of $5 million and pension contribution of $13 million; 2018 includes settlement consideration of $261 million, transition services credit of $28 million, and pension contribution of $12 million, less $151 million repayment of intercompany revolver loan, accrued interest and fees of $12 million, certain other balances due to NRG of $6 million

Appendix Table A-6: Third Quarter YTD 2019 Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity through second quarter of 2019:

($ in millions)	Nine Months Ended September 30, 2019
Sources:
Adjusted cash flow from operations	770
Increase in credit facility/revolver	115
Collateral[1]	124
Asset sales	1,293
Uses:
Share repurchases	(1,286)
Debt Repayment, net of proceeds[2]	(650)
Financing Fees - Debt issuance and Debt extinguishment costs	(58)
Growth investments and acquisitions, net	(499)
GenOn Settlement	(18)
Maintenance and Environmental CapEx, net	(133)
Cost-to-achieve expenses[3]	(58)
Common Stock Dividends	(24)
Other Investing and Financing	(9)

Change in Total Liquidity	(433)
1 Excludes impact of Funds deposited by counterparties
2 Includes discounts and non-recourse debt
3 Includes capital expenditures associated with the Transformation Plan

Appendix Table A-7: 2019 and 2020 Adjusted EBITDA Guidance Reconciliation
The following table summarizes the calculation of Adjusted EBITDA providing reconciliation to Income from Continuing Operations:

	2019 Revised Guidance
($ in millions)	Low	High
Income from Continuing Operations [1]	888	988
Income Tax	10	10
Interest Expense	335	335
Loss on Debt Extinguishment	47	47
Depreciation, Amortization, Contract Amortization and ARO Expense	430	430
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	110	110
Other Costs [2]	80	80
Adjusted EBITDA	1,900	2,000

	2020 Guidance
($ in millions)	Low	High
Income from Continuing Operations [1]	980	1,180
Income Tax	20	20
Interest Expense	335	335
Depreciation, Amortization, Contract Amortization and ARO Expense	480	480
Adjustment to reflect NRG share of adjusted EBITDA in unconsolidated affiliates	65	65
Other Costs [2]	20	20
Adjusted EBITDA	1,900	2,100

1 For purposes of guidance, discontinued operations are excluded and fair value adjustments related to derivatives are assumed to be zero
2 Includes deactivation costs and cost-to-achieve expenses

Appendix Table A-8: 2019 and 2020 FCFbG Guidance Reconciliation
The following table summarizes the calculation of Free Cash Flow before Growth providing reconciliation to Cash from Operations:

	2019	2020
($ in millions)	Revised Guidance	Guidance
Adjusted EBITDA	$1,900 - $2,000	$1,900 - $2,100
Interest payments	(335)	(335)
Income tax	(10)	(20)
Working capital / other assets and liabilities	(180)	(105)
Cash From Operations	$1,375 - $1,475	$1,440 - $1,640
Adjustments: Acquired Derivatives, Cost-to-Achieve, Return of Capital Dividends, Collateral, GenOn Pension and Other	50	10
Adjusted Cash flow from Operations	$1,425 - $1,525	$1,450 - $1,650
Maintenance capital expenditures, net	(170) - (180)	(165) - (185)
Environmental capital expenditures, net	(0) - (5)	(0) - (5)
Free Cash Flow before Growth	$1,250 - $1,350	$1,275 - $1,475

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. As NRG defines it, Adjusted EBITDA represents EBITDA excluding impairment losses, gains or losses on sales, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude the Adjusted EBITDA related to the non-controlling interest, gains or losses on the repurchase, modification or extinguishment of debt, the impact of restructuring and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments.  The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted

EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of NRG's financial statements in evaluating its operating performance because it provides an additional tool to compare business performance across companies and across periods and adjusts for items that we do not consider indicative of NRG’s future operating performance. This measure is widely used by debt-holders to analyze operating performance and debt service capacity and by equity investors to measure our operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations, and for evaluating actual results against such expectations, and in communications with NRG's Board of Directors, shareholders, creditors, analysts and investors concerning its financial performance.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger, integration and related restructuring costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger, integration related restructuring costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, preferred stock dividends and distributions to non-controlling interests and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth as a measure of cash available for discretionary expenditures.

Free Cash Flow before Growth is utilized by Management in making decisions regarding the allocation of capital. Free Cash Flow before Growth is presented because the Company believes it is a useful tool for assessing the financial performance in the current period. In addition, NRG’s peers evaluate cash available for allocation in a similar manner and accordingly, it is a meaningful indicator for investors to benchmark NRG's performance against its peers. Free Cash Flow before Growth is a performance measure and is not intended to represent net income (loss), cash from operations (the most directly comparable U.S. GAAP measure), or liquidity and is not necessarily comparable to similarly titled measures reported by other companies.